Exhibit 1

The undersigned parties hereby agree that the Schedule 13G filed herewith (and any amendments thereto) relating to the Common Stock of MPG Office Trust, Inc., is being filed jointly on behalf of each of them with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.

HG VORA SPECIAL OPPORTUNITIES MASTER FUND, LTD.

By:	/S/
Name:
Title:

HG VORA CAPITAL MANAGEMENT, LLC

By:	/S/
Name:
Title:

PARAG VORA

/s/
Parag Vora